UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 2, 2006

SKYE INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-27549 (Commission File Number)	88-0362112 (IRS Employer Identifica-tion No.)

7150 West Erie Street, Chandler, Arizona 85226
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (480) 889-9999

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note:
This amended Current Report on Form 8-K/A amends the disclosures made in the initial report on that form filed by Skye International, Inc. (“Skye” or the “Company”) on June 7, 2006 (the “Original 8-K”). The remaining portions of the Original 8-K are not intended to be affected by this filing.

Item 4.01. Changes in Registrant’s Certifying Accountant.

Skye was advised on June 2, 2006 after the close of business that its independent auditors, Semple & Cooper, LLP, were resigning their engagement to audit the financial statements of the Company for 2005. That resignation was effective on June 2, 2006. A copy of their resignation letter is attached as Exhibit 16.1 to this filing.

On June 2, 2006, the Company has engaged the firm of Moore and Associates, Chartered, to audit the financial statements of the Company for 2004 and 2005, subject to approval of the Audit Committee, which subsequently approved the engagement on June 3, 2006.

During the registrant’s two most recent fiscal years and through June 2, 2006, the date prior to the engagement of Moore and Associates, neither the Company nor anyone on its behalf consulted Moore and Associates regarding the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the registrant’s consolidated financial statements.

The resignation of Semple & Cooper was accepted, but was not encouraged or recommended, by Skye’s Board of Directors and Audit Committee. As noted above, the engagement of Moore and Associates has been approved by both the Skye Board and Audit Committee.

On June 13, 2006, Semple & Cooper provided the Company with a letter to the SEC dated June 9, 2006. A copy of that letter is filed with this Current Report as Exhibit 16.2. That letter noted certain issues that if further investigated might materially impact the fairness or reliability of the financial statements of the Company for 2004 and 2005. In particular, the auditors noted the receipt of a letter from an attorney representing certain shareholders that contained allegations of financial and accounting improprieties and accusations of possible bankruptcy and securities fraud. The Board of Directors had not concluded its investigation of those allegations at the time Semple & Cooper resigned.

The matters noted in that letter are the subject of litigation commenced in May 2006 against the Company and certain of its officers, directors and shareholders, in the US District Court for the District of Arizona, case number: CV06-1291-PHX-ROS by what appears to be essentially the same group of shareholders. That complaint, which was filed approximately one week after the Company received the letter noted above, is filed as a derivative action, purportedly on behalf of the Company, and seeks certain injunctive and declaratory relief. In connection with that action, the plaintiffs sought the granting of a temporary restraining order to prevent certain corporate or shareholder actions. Among the causes of action, the complaint and the motion for the temporary restraining order are seeking to prevent the holding of a shareholder’s meeting originally called for May 31, 2006, which meeting was previously postponed indefinitely by the board before the suit was filed. The plaintiffs also are seeking to prevent implementation of a shareholder consent that seeks to elect 5 board members and approve the engagement of Semple & Cooper, LLP as auditors, and to nullify the effect of certain issuances of securities that allegedly were not lawful. The complaint also seeks the removal of certain corporate officers. The court granted a temporary restraining order at the initial hearing until the parties had an opportunity to more fully brief the relevant issues. The parties later stipulated to maintain the status quo pending further hearings and the temporary restraining order was vacated.

Semple & Cooper also noted that it had questions regarding the propriety of certain arrangements relating to a patent owned by a subsidiary of the Company that were not addressed to the auditor’s satisfaction before it resigned. Documentation of those arrangements was completed after the firm’s resignation. The Board has not concluded its investigation of the propriety of the transactions and the related disclosures.

Semple & Cooper also noted certain disagreements between their firm and management relating to the following issues:

•	the valuation of common stock and options granted to management and outside consultants;
•
the scope of the audit and the determination of materiality with respect to certain inventory that had been written off (and for which the company was barred from selling pursuant to court order) as well as for certain furniture and equipment deemed by their firm to be material ; and

•	whether certain documents supporting certain transactions were authentic due to inconsistencies and discrepancies noted by the auditors.

The Board and the Audit Committee have not completed their review of those items and have not determined whether any changes to the financial statements are warranted as a result of those instances. The Company intends to consider those items in connection with the completion of its financial statements for 2005.

Semple & Cooper indicated that it has discussed the foregoing issues with the Audit Committee. The Company does not necessarily agree that those issues were discussed with the Committee, or in a manner that provided it with an opportunity to address them. Nevertheless, the Committee will review each of those matters noted by Semple & Cooper.

The Audit Committee has authorized the firm of Semple & Cooper, LLP to respond fully to the inquiries of the successor accountant concerning the subject matter of each disagreement.

 There were no other reportable events or potential disagreements to the Company’s knowledge as that term is described in Item 304(a)(1)(iv) of Regulation S-B occurring within the registrant’s two most recent fiscal years and the subsequent interim period ending June 2, 2006.

The previous audit report of the Company’s independent auditors for 2004, Shelley International, CPA on the financial statements as of December 31, 2004 and for the two years then ended contained a paragraph stating: “The accompanying financial statements have been prepared assuming that the company will continue as a going concern.  The Company has experienced losses since inception.  This raises substantial doubt about the Company’s ability to continue as a going concern.  The financial statements do not include any adjustments that might result from this uncertainty.” The firm of Semple & Cooper did not issue any reports on the Company’s financial statements, and accordingly contained no adverse opinions, disclaimers or similar matters.

The audit report of the Company’s independent auditors for 2004, Moore and Associates on the financial statements as of December 31, 2004 and for the two years then ended, which was filed in connection with the restatement of those financial statements, contained a paragraph stating: “The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 9 to the financial statements, the Company’s net losses and accumulated deficit of $6,012,643 as of December 31, 2004 raise substantial doubt about its ability to continue as a going concern. Management’s plans concerning these matters are also described in Note 9. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.”

Item 9.01	Financial Statements and Exhibits

Exhibit Number	Document
16.1	Letter from Semple & Cooper, LLP dated June 2, 2006.*
16.2	Letter from Semple & Cooper, LLP dated June 9, 2006.
* Previously filed.

Safe Harbor

This report includes forward-looking statements that can generally be identified by phrases such as SKYE or its management "believes," "expects," "anticipates," "foresees," "forecasts," "estimates" or other words or phrases of similar import. Similarly, statements in this release that describe our business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements. All forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those in forward-looking statements. Risks and uncertainties include, but are not limited to: the ability of the Company to bring its SEC reports current, the ability to obtain listing of the Company’s shares on the OTC Bulletin Board or any other trading system, general economic conditions and conditions in the markets we address; the substantial losses the company has incurred to date; demand for and market acceptance of new products; successful development of new products; the timing of new product introductions and product quality; the company's ability to anticipate trends and develop products for which there will be market demand; the availability of manufacturing capacity; pricing pressures and other competitive factors; changes in product mix; product obsolescence; the ability of our customers to manage inventory; the ability to develop and implement new technologies and to obtain protection for the related intellectual property; the uncertainties of litigation and the demands it may place on the time and attention of company management; as well as other risks and uncertainties, including those detailed from time to time in our Securities and Exchange Commission filings. The forward-looking statements are made only as of the date hereof. We undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SKYE INTERNATIONAL, INC.

Date: June 14, 2006	By:
Gregg C. Johnson
Title: Secretary